SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

MCG Capital Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒  No fee required.

☐  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐  Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, schedule or registration statement no.:

(3)	Filing party:

(4)	Date filed:

May 17, 2006

Dear Stockholder:

You are cordially invited to attend the 2006 Annual Meeting of Stockholders to be held on Monday, June 12, 2006 at 1:30 p.m., Eastern Time, at the Hyatt Arlington, 1325 Wilson Boulevard, Arlington, VA.

The notice of annual meeting and proxy statement accompanying this letter provide an outline of the business to be conducted at the meeting. I will also report on the progress of the Company during the past year and answer stockholders’ questions.

It is important that your shares be represented at the annual meeting. If you are unable to attend the meeting in person, I urge you to complete, date and sign the enclosed proxy card and promptly return it in the envelope provided. Your vote is important.

Sincerely yours,

Bryan J. Mitchell

Chief Executive Officer

MCG CAPITAL CORPORATION

1100 Wilson Boulevard, Suite 3000

Arlington, Virginia 22209

(703) 247-7500

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 12, 2006

To the Stockholders of MCG Capital Corporation:

The 2006 Annual Meeting of Stockholders of MCG Capital Corporation (the “Company”) will be held at the Hyatt Arlington, 1325 Wilson Boulevard, Arlington, VA on Monday, June 12, 2006, at 1:30 p.m. (Eastern Time) for the following purposes:

1.	To elect two directors of the Company who will serve for three years, or until their successors are elected and qualified;

2.	To ratify the selection of the independent registered public accounting firm of Ernst & Young LLP to serve as independent auditors for the Company for the fiscal year ending December 31, 2006;

3.	To consider and approve the 2006 Employee Restricted Stock Plan;

4.	To consider and approve the 2006 Non-Employee Director Restricted Stock Plan; and

5.	To transact such other business as may properly come before the meeting.

You have the right to receive notice of and to vote at the meeting if you were a stockholder of record at the close of business on May 12, 2006. Whether or not you expect to be present in person at the meeting, please sign the enclosed proxy and return it promptly in the self-addressed envelope provided or register your vote by telephone or through the Internet. Instructions are shown on the proxy card. In the event there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the annual meeting, the annual meeting may be adjourned in order to permit further solicitation of the proxies by the Company.

By Order of the Board of Directors,
Samuel G. Rubenstein
Corporate Secretary

Arlington, Virginia

May 17, 2006

This is an important meeting. To ensure proper representation at the meeting, please complete, sign, date and return the proxy card in the enclosed, self-addressed envelope. Even if you vote your shares prior to the meeting, you still may attend the meeting and vote your shares in person.

MCG CAPITAL CORPORATION

1100 Wilson Boulevard, Suite 3000

Arlington, Virginia 22209

(703) 247-7500

PROXY STATEMENT

2006 Annual Meeting of Stockholders

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of MCG Capital Corporation (the “Company”, “we”, “us” or “our”) for use at the Company’s 2006 Annual Meeting of Stockholders (the “Meeting”) to be held on Monday, June 12, 2006, at 1:30 p.m. at the Hyatt Arlington, 1325 Wilson Boulevard, Arlington VA and at any adjournments thereof. This Proxy Statement, the accompanying proxy card and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 are first being sent to stockholders on or about May 17, 2006.

We encourage you to vote your shares, either by voting in person at the Meeting or by granting a proxy (i.e., authorizing someone to vote your shares). If you properly sign and date the accompanying proxy card or otherwise provide voting instructions, either via the Internet or the telephone, and the Company receives it in time for the Meeting, the persons named as proxies will vote the shares registered directly in your name in the manner that you specified. If you give no instructions on the proxy card, the shares covered by the proxy card will be voted FOR the election of the nominees as directors and FOR the other matters listed in the accompanying Notice of Annual Meeting of Stockholders.

If you are a “stockholder of record” (i.e., you hold shares directly in your name), you may revoke a proxy at any time before it is exercised by notifying the proxy tabulator in writing, by submitting a properly executed, later-dated proxy, or by voting in person at the Meeting. Any stockholder of record attending the Meeting may vote in person whether or not he or she has previously voted his or her shares. If your shares are held for your account by a broker, bank or other institution or nominee (“Broker Shares”), you may vote such shares at the Meeting only if you obtain proper written authority from your institution or nominee and present it at the Meeting.

Stockholders of record may also vote either via the Internet or by telephone. Specific instructions to be followed by stockholders of record interested in voting via the Internet or the telephone are shown on the enclosed proxy card. The Internet and telephone voting procedures are designed to authenticate the stockholder’s identity and to allow stockholders to vote their shares and confirm that their instructions have been properly recorded.

Purpose of Meeting

At the Meeting, you will be asked to vote on the following proposals:

1.	To elect two directors of the Company who will serve for three years, or until their successors are elected and qualified;

2.	To ratify the selection of the independent registered public accounting firm of Ernst & Young LLP to serve as independent auditors for the Company for the fiscal year ending December 31, 2006;

3.	To consider and approve the 2006 Employee Restricted Stock Plan;

4.	To consider and approve the 2006 Non-Employee Director Restricted Stock Plan; and

5.	To transact such other business as may properly come before the meeting.

Voting Securities

You may vote your shares at the Meeting only if you were a stockholder of record at the close of business on May 12, 2006 (the “Record Date”). On May 12, 2006, there were 53,378,309 shares of the Company’s common stock outstanding. Each share of the common stock is entitled to one vote.

If a majority of the shares entitled to vote are present at the Meeting, then a quorum has been reached, and the Meeting can commence. A share is present for quorum purposes if it is represented in person or by proxy for any purpose at the Meeting. Abstentions and Broker Shares that are voted on any matter at the Meeting are included in determining the presence of a quorum for the transaction of business at the commencement of the Meeting and on those matters for which the broker, nominee or fiduciary has authority to vote. If a quorum is not present at the Meeting, or if a quorum is present but there are not enough votes to approve any of the proposals, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of the shares represented at the Meeting in person or by proxy. The persons named as proxies will vote those proxies for such adjournment, unless marked to be voted against any proposal for which an adjournment is sought, to permit further solicitation of proxies. A stockholder vote may be taken on one or more of the proposals in this Proxy Statement prior to any such adjournment if there are sufficient votes for approval on such proposal(s).

The election of directors requires the vote of a plurality of the shares present in person or represented by proxy at the Meeting and entitled to vote at the Meeting. Stockholders may not cumulate their votes. If you vote “Withhold Authority” with respect to one or more nominees, your shares will not be voted with respect to the person or persons indicated. Because directors are elected by a plurality of the votes, an abstention will have no effect on the outcome of the vote and, therefore, is not offered as a voting option for this proposal.

The approval of the Company’s 2006 Employee Restricted Stock Plan, the approval of the Company’s 2006 Non-Employee Director Restricted Stock Plan and the ratification of the Company’s independent auditors requires the affirmative vote of the majority of shares present in person or represented by proxy at the Meeting and entitled to vote at the Meeting. Therefore, an abstention from voting on any of these proposals will have the effect of a negative vote with respect to such proposal. Broker Shares will be treated as not present and not entitled to vote with respect to these proposals and will, therefore, reduce the absolute number (but not the percentage) of the affirmative votes required for approval of each proposal.

Information Regarding This Solicitation

We will bear the expense of the solicitation of proxies for the Meeting, including the cost of preparing, printing and mailing this Proxy Statement, the accompanying Notice of Annual Meeting of Stockholders, and proxy card. We have requested that brokers, nominees, fiduciaries and other persons holding shares in their names, or in the name of their nominees, which are beneficially owned by others, forward the proxy materials to, and obtain proxies from, such beneficial owners. We will reimburse such persons for their reasonable expenses in so doing.

In addition to the solicitation of proxies by mail, proxies may be solicited in person and by telephone or facsimile transmission by directors, officers or regular employees of the Company (without special compensation therefor). The Company has also retained Georgeson Shareholder Communications, Inc. to assist in the solicitation of proxies for a fee of approximately $7,000, plus out-of-pocket expenses. Any proxy given pursuant to this solicitation may be revoked by notice from the person giving the proxy at any time before it is exercised. Any such notice of revocation should be provided in writing signed by the shareholder in the same manner as the proxy being revoked and delivered to the Company’s proxy tabulator, Automatic Data Processing, Inc.

PROPOSAL I: ELECTION OF DIRECTORS

Our restated certificate of incorporation provides that our board of directors will be no less than five directors and no greater than eleven directors. Pursuant to the Company’s bylaws, the number of directors is currently set at eight. Directors are elected for a staggered term of three years each, with a term of office of only one of the three classes of directors expiring each year. Directors serve until their successors are elected and qualified.

The Class II Directors, Messrs. Bucher and O’Keefe have been nominated for election for a three-year term expiring in 2009. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between any such person and the Company. Each Class II director has agreed to serve as a director if elected and has consented to be named as a nominee.

A stockholder can vote for or withhold his or her vote from any or both of the nominees. In the absence of instructions to the contrary, it is the intention of the persons named as proxies to vote such proxy FOR the election of all the nominees named below. If any of the nominees should decline or be unable to serve as a director, it is intended that the proxy will be voted for the election of such person or persons who are nominated as replacements. The board of directors has no reason to believe that any of the persons named will be unable or unwilling to serve.

Information about the Nominees and Directors

Certain information, as of May 12, 2006, with respect to each of the two nominees for election at the Meeting, as well as each of the current directors, is set forth below, including their names, ages, a brief description of their recent business experience, including present occupations and employment, certain directorships that each nominee and current director holds, and the year in which each nominee and current director became a director of the Company.

Certain of our directors who are also officers of the Company may serve as directors of, or on the boards of managers of, certain of our portfolio companies. The business address of each nominee and director listed below is 1100 Wilson Boulevard, Suite 3000, Arlington, VA 22209.

Nominees for Directors

Independent Directors

Messrs. Bucher and O’Keefe are considered independent for purposes of the Investment Company Act of 1940.

Name and Year First Elected Director	Age	Background Information
Jeffrey M. Bucher (2001)	73	Since 2001, Mr. Bucher has been employed at Kozusko Harris Vetter Wareh, LLP, a law firm, where he is of counsel. From 1999 to 2000, Mr. Bucher was employed at Lillick & Charles, LLP (currently Nixon Peabody LLP), a law firm where he was a partner. From 1993 to 1999, Mr. Bucher was employed at Bryan Cave, LLP, a law firm, where he was of counsel. From 1972 to 1976, Mr. Bucher served as a Member of the Board of Governors of the Federal Reserve System. Mr. Bucher also serves as a director of the Mizuho Corporate Bank of California and as director and president of The Vasek and Anna Maria Polak Charitable Foundation, Inc.

Name and Year First Elected Director	Age	Background Information
Kenneth J. O’Keefe (2001)	51	Mr. O’Keefe has been Chairman of our board since February 2005. He currently is a Managing Director of Vestar Capital Partners, a private equity firm. From July 2003 until 2006, he was Chief Executive Officer of NewVen Partners, LLC, a private investment firm, which he founded. Prior to July 2003, Mr. O’Keefe held executive positions with several large media companies over an 18 year career, including Pyramid Communications, Inc. where he served as Executive Vice President, Chief Financial Officer and Board Member, Evergreen Media Corporation as Executive Vice President of Operations and Board Member, Chancellor Media Corporation as Executive Vice President of Operations, AMFM, Inc. as Chief Executive Officer, President and Chief Operating Officer, Clear Channel Communications, Inc. as President and Chief Operating Officer of its radio division and Infinity Broadcasting as Executive Vice President.

Current Directors

Interested Directors

Messrs. Mitchell, Merrick and Tunney are interested persons as defined in the Investment Company Act of 1940 due to their position as officers of the Company.

Name and Year First Elected Director	Age	Background Information
Bryan J. Mitchell (1998)	45	Mr. Mitchell has served as our Chief Executive Officer since 1998 and also served as our President from 1998 to May 2001. Mr. Mitchell was Chairman of our board from May 2001 until November 2002. From 1997 to 1998, Mr. Mitchell was employed at First Union National Bank, which acquired Signet Bank in 1997. From 1988 to 1997, Mr. Mitchell was employed by Signet Bank where he served as a Senior Vice President. Mr. Mitchell’s term as a director will expire in 2008.

Robert J. Merrick (1998)	61	Mr. Merrick has served as our Chief Credit Officer since 1998. Mr. Merrick was employed at Signet Bank where he served as Executive Vice President and Chief Credit Officer from 1985 to 1997. Mr. Merrick serves on the board of directors of Bank of Richmond. Mr. Merrick’s term as a director will expire in 2008.

Steven F. Tunney (1999)	45	Mr. Tunney has served as our President since May 2001, and as our Chief Operating Officer since 1998. Prior to becoming our President, he served as our Chief Financial Officer and Secretary from 1998 to 2000 and our Treasurer from 1998 to 2002. From 1997 to 1998, Mr. Tunney was employed at First Union National Bank, which acquired Signet Bank in 1997. From 1996 to 1997, Mr. Tunney was employed at Signet Bank where he served as a Vice President. Mr. Tunney’s term as a director will expire in 2007.

Independent Directors

The following directors are considered independent for purposes of the Investment Company Act of 1940.

Name and Year First Elected Director	Age	Background Information
Edward S. Civera (2005)	55	Edward S. Civera is a business executive with over 30 years of experience in operations, accounting and finance. He is currently the chairman of the board of directors of HealthExtras, Inc., a pharmacy benefit management company, a member of the board of directors of MedStar Health, a non-profit healthcare organization and a member of the board of directors of The Mills Corporation, a developer, owner and manager of a portfolio of retail destinations. From 1997 to 2001, Mr. Civera was the Chief Operating Officer and Co-Chief Executive Officer of United Payors & United Providers, Inc. Prior to that, Mr. Civera spent 25 years with Coopers & Lybrand (now PricewaterhouseCoopers LLP), the last 15 years as both a partner and managing partner focused on financial advisory and auditing services. Mr. Civera’s term as a director will expire in 2007.

Kim D. Kelly (2004)	49	Ms. Kelly serves on the board of directors of Arroyo Video Solutions, Inc., a software company serving video service providers, where she served as the President and Chief Executive Officer from July 2004 until March 2005. From 1990 to 2003, Ms. Kelly was employed by Insight Communications Company, Inc., where she was President from August 2002 to 2003, Chief Operating Officer from January 1998 to 2003 and Executive Vice President and Chief Operating Officer from 1990 to January 2002. From August 2002 to 2003, she also served as Chief Executive Officer of Insight Midwest, L.P. Ms. Kelly also serves as a director of Bank of New York Hamilton Funds. Ms. Kelly’s term as a director will expire in 2007.

Wallace B. Millner, III (1998)	66	Mr. Millner served as the Chairman of our board from November 2002 to February 2005 and from 1998 through May 2001. From 1973 to 1997, Mr. Millner served in various executive positions at Signet Banking Corporation, a bank holding company, including Vice Chairman, and Chief Financial Officer. Mr. Millner’s term as a director will expire in 2008.

Meetings of the Board of Directors and Committees

Our board of directors has established an audit committee, a compensation committee, an investment committee, a nominating committee and a valuation committee. During 2005, our board of directors held 13 board meetings and also acted by written consent. All directors attended at least 75% of the aggregate number of meetings of the respective boards and of the respective committees on which they served. We require each director to make a diligent effort to attend all board and committee meetings, as well as each Annual Meeting of Stockholders. All of the members of our board of directors were present at our 2005 Annual Meeting of Stockholders.

We have designated Kenneth J. O’Keefe as the presiding director to preside at all executive sessions of non-management directors. Executive sessions of non-management directors are held at least twice a year. Stockholders may communicate with Mr. O’Keefe by writing to Board of Directors, MCG Capital Corporation, 1100 Wilson Boulevard, Suite 3000, Arlington, VA 22209.

Audit Committee

The audit committee selects our independent auditors, reviews with such independent auditors the planning, scope and results of their audit of our financial statements and the fees for services performed, reviews with the independent auditors the adequacy of internal control systems, reviews our annual financial statements and reviews our audit reports and financial statements. The audit committee operates pursuant to a charter approved by the board of directors, which was amended as of May 25, 2005, and is filed as Appendix C to this Proxy Statement. The audit committee currently consists of Messrs. Millner and Bucher and Ms. Kelly, all of whom are considered independent under the rules promulgated by the Nasdaq Stock Market. Our board of directors has determined that Mr. Millner is an “audit committee financial expert” as defined under Item 401 of Regulation S-K of the Securities Exchange Act of 1934. Mr. Millner meets the current independence and experience requirements of Rule 10A-3 of the Exchange Act, and, in addition, is not an “interested person” of MCG Capital, as defined in Section 2(a)(19) of the Investment Company Act of 1940. The audit committee met 10 times during 2005.

Compensation Committee

The compensation committee determines the compensation for our officers based upon recommendations from management. The compensation committee administers our restricted stock arrangements with our officers and employees. The compensation committee currently consists of Ms. Kelly and Messrs. Bucher, Civera, Millner and O’Keefe, all of whom are considered independent under the rules promulgated by the Nasdaq Stock Market and are not “interested persons” of MCG Capital, as defined in Section 2(a)(19) of the Investment Company Act of 1940. The compensation committee met eight times during 2005 and acted by written consent.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee nominates to the board of directors for consideration candidates for election as directors to the board of directors. The nominating and corporate governance committee will consider qualified director nominees recommended by stockholders when such recommendations are submitted in accordance with the Company’s bylaws and any other applicable law, rule or regulation regarding director nominations. When submitting a nomination to the Company for consideration, a stockholder must provide certain information about each person whom the stockholder proposes to nominate for election as a director, including: (i) the name, age, business address and residence address of the person; (ii) the principal occupation or employment of the person; (iii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person; and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

In evaluating director nominees, the nominating and corporate governance committee considers the following factors:

•	the appropriate size and composition of our board of directors;

•	our needs with respect to the particular talents and experience of our directors;

•	the knowledge, skills and experience of nominees in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of our board of directors;

•	experience with accounting rules and practices; and

•	the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members.

The nominating and corporate governance committee’s goal is to assemble a board of directors that brings us a variety of perspectives and skills derived from high quality business and professional experience.

Other than the foregoing there are no stated minimum criteria for director nominees, although the nominating and corporate governance committee may also consider such other factors as it may deem are in the best interests of the Company and its stockholders. The nominating and corporate governance committee also believes it appropriate for certain key members of our management to participate as members of the board of directors.

The nominating and corporate governance committee identifies nominees by first evaluating the current members of the board of directors willing to continue in service. Current members of the board of directors with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the board of directors with that of obtaining a new perspective. If any member of the board of directors does not wish to continue in service or if the nominating and corporate governance committee or the board of directors decides not to re-nominate a member for re-election, the nominating and corporate governance committee identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the nominating and corporate governance committee and board of directors are polled for suggestions as to individuals meeting the criteria of the nominating and corporate governance committee. Research may also be performed to identify qualified individuals. To date, we have not engaged third parties to identify or evaluate or assist in identifying potential nominees although we reserve the right in the future to retain a third party search firm, if necessary.

The nominating and corporate governance committee also engages in succession planning for the Company, including with respect to the executive management team. Nominations of persons for election to the board of directors by stockholders at the 2006 annual meeting of stockholders must be made pursuant to the advance notice procedures set forth in our bylaws. The nominating and corporate governance committee operates pursuant to a charter approved by the board of directors. The current members of the nominating and corporate governance committee are Messrs. Bucher, O’Keefe, Civera and Millner and Ms. Kelly, all of whom are considered independent under the rules promulgated by the Nasdaq Stock Market and are not “interested persons” of MCG Capital, as defined in Section 2(a)(19) of the Investment Company Act of 1940.

Investment Committee

The investment committee must approve certain significant investments as determined, from time to time, by our board of directors and its investment committee. The investment committee currently consists of Messrs. Mitchell, Tunney, Civera, Merrick and O’Keefe and Ms. Kelly. The investment committee met 19 times during 2005.

Valuation Committee

The valuation committee establishes guidelines and makes recommendations to our board of directors regarding the valuation of our loans and investments. The current members of the committee are Messrs. Bucher, Millner, Civera and Tunney. The valuation committee met five times during 2005.

Communication with the Board of Directors

Stockholders with questions about MCG Capital are encouraged to contact our Investor Relations department. However, if stockholders feel their questions have not been addressed, they may communicate with our board of directors by sending their communications to MCG Capital Corporation Board of Directors, c/o Corporate Secretary, 1100 Wilson Boulevard, Suite 3000, Arlington, VA 22209. All stockholder communications received by our Corporate Secretary in this manner will be delivered to one or more members of the board of directors.

Code of Ethics and Business Conduct

We have adopted a code of business conduct and ethics that applies to directors, officers and employees. The code of business conduct and ethics is available on our website at http://www.mcgcapital.com. We will report any amendments to or waivers of a required provision of the code of business conduct and ethics in a Form 8-K.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.

PROPOSAL II: RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The audit committee of the board of directors has selected the independent registered public accounting firm of Ernst & Young LLP as independent auditors for the Company for the fiscal year ending December 31, 2006. This selection is subject to ratification or rejection by the stockholders of the Company. If the stockholders ratify the selection of Ernst & Young LLP as the Company’s independent auditors, Ernst & Young LLP also will serve as the independent auditors for all consolidated subsidiaries of the Company.

Ernst & Young LLP has advised the Company that neither the firm nor any present member or associate of it has any material financial interest, direct or indirect, in the Company or its subsidiaries. It is expected that a representative of Ernst & Young LLP will be present at the Meeting and will have an opportunity to make a statement if he or she chooses and will be available to answer questions.

Unless marked to the contrary, the shares represented by the enclosed proxy card will be voted for ratification of the appointment of Ernst & Young LLP as the independent auditors of the Company.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE TO RATIFY THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE COMPANY.

PROPOSAL III & PROPOSAL IV: APPROVAL OF THE 2006 EMPLOYEE RESTRICTED STOCK PLAN AND THE 2006 NON-EMPLOYEE DIRECTOR RESTRICTED STOCK PLAN

The board of directors and executive management of MCG Capital believe that, because the market for superior investment professionals is highly competitive, MCG Capital’s successful performance depends on our ability to offer fair compensation packages to our professionals that are competitive with those offered by other investment management businesses. The highly specialized nature of our business, the competitiveness of our market and the skills and importance of our employees make retention even more critical. We have not issued any equity-based compensation since 2001. The ability to offer equity-based compensation to our professionals, which both aligns employee behavior with shareholder interests and provides a retention tool, is vital to our future growth and success.

The board of directors recommends approval of Proposal III and Proposal IV for the adoption of compensation plans providing for the periodic issuance of shares of restricted stock for our non-employee directors (the “Director Plan”), as well as our employees and employees of our wholly owned consolidated subsidiaries (the “Employee Plan,” together, the “Plans”). The Plans would enable us to offer the our employees and directors compensation packages that are competitive with those offered by our competitors and other investment management businesses, which would enhance our ability to hire and retain key senior management and other key personnel. Ultimately, our ability to (1) identify investment opportunities in the marketplace, (2) make successful investments in and loans to our portfolio companies, and (3) provide managerial assistance to our portfolio companies, is highly dependent upon the abilities, performance records and reputations of our personnel.

Use of Restricted Stock

We believe that the particular characteristics of our business, our dependence on key personnel to conduct our business effectively and the highly competitive environment in which we operate require the use of equity-based compensation for our personnel. Retention and recruitment of the best people is vital to the future success and growth of our business and is in the best interests of our shareholders. Appropriate compensation plans that support our objectives and align the interests of shareholders and employees are essential to long term success in the investment business in general and critical to our business in particular. Most of the leading asset management, private equity and commercial finance firms in the United States provide equity-based compensation in one form or another.

We strongly believe that the most appropriate form of equity-based compensation that we can offer is restricted stock. Relative to other forms of equity-based compensation, restricted stock will allow us to (1) develop superior alignment in business plan, shareholder interests and employee interests; (2) manage dilution associated with equity-based compensation; and (3) match the return expectations of the business more closely with our equity-based compensation plan. We believe that restricted stock has a clear and meaningful benefit to our shareholders and our business prospects.

Developing Alignment in Business Plan, Shareholder Interests, and Employee Interests

Alignment of a company’s business plans, its shareholders expectations and its employee compensation is an essential component of long term business success. Long term business success is in the interest of our stockholders and employees. We typically make 4 to 7 year investments in privately held businesses. Our business plan involves taking on investment risk over an extended period of time and a premium is placed on our ability to maintain stability of net asset values and continuity of earnings to pass through to stockholders in the form of a recurring dividend. Our strategy is to generate income and capital gains from our portfolio of investments in the debt and equity securities of our customers. This income supports the payment of a quarterly dividend to our shareholders equal to or greater than 98% of our taxable income. As a taxpayer that elects to be regulated as a regulated investment company under Subchapter M of the Internal Revenue Code, we is required to pay out 98% of our annual taxable income to maintain our tax advantaged status; therefore, a key element of our return to stockholders is in the form of current income through the payment of dividends. This recurring payout requires a methodical asset acquisition approach and active monitoring and management of the investment portfolio over time. A meaningful part of our employee base is dedicated to the maintenance of asset values and expansion of this recurring revenue to support and grow dividends.

Restricted stock motivates behavior that is more consistent with the type of return expectations that we have established for our stockholders. Our strategy is to originate high quality, long-term assets and to support the risk management activity of our portfolio companies over a long period of time. Further, our business plan is to execute a methodical and conservative accumulation of assets that have a risk-based pricing premium relative to similar securities. To this end, restricted stock places more value on the quality of originated assets over the quantity of originated assets, and thus, restricted stock is a better compensation tool for us to align employee interests with stockholder interests. Shares of restricted stock that are subject to forfeiture provisions will allow us to set objectives and provide meaningful rewards over time to employees who effectuate the targeted outcome of income and principal stability.

The Securities and Exchange Commission (the “SEC”) has granted us an order authorizing the issuance of restricted stock to our employees and directors.

MCG Capital’s management and its board of directors, including the compensation committee, have considered each of the factors discussed above and recommend approval of Proposal III and Proposal IV.

PROPOSAL III: APPROVAL OF THE 2006 EMPLOYEE RESTRICTED STOCK PLAN

Background and Purpose

On May 12, 2006, the board of directors adopted the MCG Capital Corporation 2006 Employee Restricted Stock Plan (the “2006 Employee Plan”) and recommended that it be submitted to our stockholders for their approval at the Annual Meeting. The terms of the 2006 Employee Plan provide for grants of restricted stock awards (collectively, “Awards”). The purpose of the 2006 Employee Plan is to provide a means through which the Company may attract and retain key personnel (collectively, the “Participants”) to enter into and remain in the employ of the Company. Retention and recruitment of the best people is vital to the future success and growth of the Company’s business and is in the best interests of the Company’s shareholders. Appropriate compensation plans that support the Company’s objectives and align the interests of shareholders and employees are essential to long term success in the investment business in general and critical to the Company’s business in particular.

The effective date of the 2006 Employee Plan is the date on which it is approved by the stockholders of the Company (the “Effective Date”).

The following is a summary of certain principal features of the 2006 Employee Plan. This summary is qualified in its entirety by reference to the complete text of the 2006 Employee Plan. Stockholders are urged to read the actual text of the 2006 Employee Plan in its entirety. The full text of the 2006 Employee Plan is set forth in Appendix A.

Shares Available for Awards

Under the 2006 Employee Plan, the total number of shares of common stock that may be subject to the granting of Awards under the 2006 Employee Plan shall be equal to 3,500,000 shares, plus the number of shares with respect to which Awards previously granted thereunder are forfeited or cancelled or terminated.

The board of directors is authorized to adjust the limitations described in the preceding paragraph and outstanding Awards in the event of a dividend or other distribution payable in shares of common stock, division, combination or reclassification of any of the shares of common stock of the Company.

Eligibility

The persons eligible to receive Awards under the 2006 Employee Plan are the employees of the Company.

Administration

The 2006 Employee Plan is to be administered by the compensation committee of the Company’s board of directors (the “Committee”), which is comprised solely of directors who are considered independent under the rules promulgated by the Nasdaq Stock Market and are not “interested persons” of MCG Capital, as defined in

Section 2(a)(19) of the Investment Company Act of 1940. Subject to the terms of the 2006 Employee Plan, the Committee is authorized to select eligible persons to receive Awards, determine the number of Awards to be granted and the number of shares of common stock to which Awards will relate, specify times at which forfeiture restrictions on Awards will lapse, set other terms and conditions of Awards, prescribe forms of Award agreements, interpret and specify rules and regulations relating to the 2006 Employee Plan, and make all other determinations that may be necessary or advisable for the administration of the 2006 Employee Plan.

General Terms of Awards

The Committee is authorized to grant restricted stock awards. A grant of restricted stock is a grant of shares of the Company’s common stock that, at the time of issuance, are subject to certain forfeiture provisions, and thus are restricted as to transferability until such forfeiture restrictions have lapsed. The restrictions on the restricted stock issued pursuant to the 2006 Employee Plan may relate to continued employment with the Company (lapsing either on an annual or other periodic basis or on a “cliff” basis, i.e., at the end of a stated period of time), the performance of the Company, or other restrictions deemed by the Committee from time to time to be appropriate and in the best interests of the Company and its stockholders.

The restricted stock will be subject to restrictions on transferability and other restrictions as required by the Committee from time to time. Except to the extent restricted under the terms of the 2006 Employee Plan, a Participant granted an Award will have all the rights of any other stockholder, including the right to vote the restricted stock and the right to receive dividends. During the restriction period (i.e., prior to the lapse of applicable forfeiture provisions), the restricted stock generally may not be sold, transferred, pledged, hypothecated, margined, or otherwise encumbered by the Participant. Except as the board of directors or the Committee otherwise determines, upon termination of a Participant’s employment during the applicable restriction period, restricted stock for which forfeiture provisions have not lapsed at the time of such termination shall be forfeited.

SEC Order and Limitations on Awards

The Company has been granted by the SEC an order that authorizes us to issue restricted shares of our common stock to our employees (the “Order”), subject to stockholder approval. Awards under the 2006 Employee Plan will comply with all aspects of the Order, including the following:

•	No one person may be granted Awards relating to more than 25% of the shares available;

•	In any fiscal year, no person may be granted Awards related to more than 500,000 shares of the Company’s common stock; and

•	The total number of shares that may be outstanding as restricted shares under all of the Company’s compensation plans may not exceed ten (10) percent of the total number of the Company’s shares of common stock authorized and outstanding at any time.

Amendment and Termination

The board of directors may modify, revise or terminate the 2006 Employee Plan at any time and from time to time, subject to the terms of (a) the Order, (b) the Company’s certificate of incorporation and bylaws, and (c) applicable law. The board of directors will seek stockholder approval of any action modifying a provision of the 2006 Employee Plan when it is determined that such stockholder approval is appropriate under the provisions of applicable law, the Company’s certificate of incorporation or bylaws, or the Order. The 2006 Employee Plan will terminate when all shares of the Company’s common stock reserved for issuance thereunder have been issued and the forfeiture provisions on all restricted stock awards have lapsed, or by action of the board of directors.

Outstanding Restricted Stock Awards

As of the date of this Proxy Statement, no Awards have been made pursuant to the 2006 Employee Plan, nor are such Awards determinable with respect to the Company’s executive officers, including the executive officers named in the Compensation Table and the Company’s other employees. Non-employee directors are not eligible to receive awards under the 2006 Employee Plan. The Company expects to issue restricted stock awards to certain of its executive officers, including the executive officers listed in the Compensation Table, as well as other employees, if this Proposal is approved by the stockholders at the Annual Meeting.

U.S. Federal Income Tax Consequences

No taxable income is recognized by a recipient of a restricted stock award upon the grant of such award. However, a recipient of a restricted stock award under the 2006 Employee Plan will incur taxable income based on the fair market value of the Company’s common stock when the forfeiture provisions on his or her Award, or any portion thereof, lapse. Such taxable income will generally be recognized as ordinary income, and the recipient will also be required to satisfy the tax withholding requirements applicable to such income.

The recipient may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year he or she receives the restricted stock award the fair market value of the Award on the date of issuance. If the Section 83(b) election is made, the recipient will not recognize any additional income as and when the forfeiture provisions lapse.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to their chief executive officer or any of their four other most highly compensated executive officers, to the extent that compensation exceeds $1 million per covered officer in any fiscal year. The limitation applies only to compensation that is not considered to be “performance-based.” Compensation deemed paid by the Company in connection with the issuance or vesting of restricted stock awards to certain executive officers of the Company under the 2006 Employee Plan may qualify as performance-based compensation for purposes of Section 162(m). Because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding our efforts, that compensation intended by the Company to satisfy the requirements for deductibility under Section 162(m) will in fact do so.

The approval of the Company’s 2006 Employee Plan requires the affirmative vote of the majority of shares present in person or represented by proxy at the Meeting and entitled to vote at the Meeting. Therefore, an abstention from voting on this proposal will have the effect of a negative vote with respect to such proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE 2006 EMPLOYEE RESTRICTED STOCK PLAN

PROPOSAL IV: APPROVAL OF THE 2006 NON-EMPLOYEE DIRECTOR RESTRICTED STOCK PLAN

Background and Purpose

On May 12, 2006, the board of directors adopted the MCG Capital Corporation 2006 Non-Employee Director Restricted Stock Plan (the “2006 Director Plan”) and recommended that it be submitted to our stockholders for their approval at the Annual Meeting. The terms of the 2006 Director Plan provide for grants of restricted stock awards (collectively, “Awards”). The purpose of the 2006 Director Plan is to provide a means through which the Company may attract and retain key personnel (collectively, the “Participants”) to enter into and remain in service on the Company’s board of directors. Retention and recruitment of the best people is vital to the future success and growth of the Company’s business and is in the best interests of the Company’s shareholders. Appropriate compensation plans that support the Company’s objectives and align the interests of shareholders and directors are essential to long term success in the investment business in general and critical to the Company’s business in particular.

The effective date of the 2006 Director Plan is the date on which it is approved by the stockholders of the Company (the “Effective Date”).

The following is a summary of certain principal features of the 2006 Director Plan. This summary is qualified in its entirety by reference to the complete text of the 2006 Director Plan. Stockholders are urged to read the actual text of the 2006 Director Plan in its entirety. The full text of the 2006 Director Plan is set forth in Appendix B.

Shares Available for Awards

Under the 2006 Director Plan, the total number of shares of common stock that may be subject to the granting of Awards under the 2006 Director Plan shall be equal to 100,000 shares, plus the number of shares with respect to which Awards previously granted thereunder are forfeited or cancelled or terminated.

The board of directors is authorized to adjust the limitations described in the preceding paragraph and outstanding Awards in the event of a dividend or other distribution payable in shares of common stock, division, combination or reclassification of any of the shares of common stock of the Company.

Eligibility

The persons eligible to receive Awards under the 2006 Director Plan are the members of the Company’s board of directors who are not also employees of the Company.

Administration

The 2006 Director Plan is to be administered by the compensation committee of the Company’s board of directors (the “Committee”), which is comprised solely of directors who are considered independent under the rules promulgated by the Nasdaq Stock Market and are not “interested persons” of MCG Capital, as defined in Section 2(a)(19) of the Investment Company Act of 1940. Subject to the terms of the 2006 Director Plan, the Committee is authorized to make all determinations that may be necessary or advisable for the administration of the 2006 Director Plan.

General Terms of Awards

The Committee is authorized to grant restricted stock awards. A grant of restricted stock is a grant of shares of the Company’s common stock that, at the time of issuance, are subject to certain forfeiture provisions, and thus are restricted as to transferability until such forfeiture restrictions have lapsed. The restrictions on the restricted stock issued pursuant to the 2006 Director Plan relate to continued service on the Company’s board of directors (lapsing on an annual basis).

The restricted stock will be subject to restrictions on transferability and other restrictions as required by the Committee from time to time. Except to the extent restricted under the terms of the 2006 Director Plan, a Participant granted an Award will have all the rights of any other stockholder, including the right to vote the restricted stock and the right to receive dividends. During the restriction period (i.e., prior to the lapse of applicable forfeiture provisions), the restricted stock generally may not be sold, transferred, pledged, hypothecated, margined, or otherwise encumbered by the Participant. Except as the board of directors or the Committee otherwise determines, upon termination of a Participant’s service on the board of directors during the applicable restriction period, restricted stock for which forfeiture provisions have not lapsed at the time of such termination shall be forfeited.

SEC Order and Limitations on Awards

The Company has been granted by the SEC an order that authorizes us to issue restricted shares of our common stock to our non-employee directors (the “Order”). Pursuant to the conditions of the Order, Awards under the 2006 Director Plan will be subject to certain limitations. Under the 2006 Director Plan, non-employee directors will each receive a grant of 7,500 shares of restricted stock at the beginning of each three-year term of service on the Company’s board of directors. Forfeiture provisions will lapse as to one-third of shares granted each year over the three-year term. Grants of Awards under the 2006 Director Plan will be automatic and may not be changed without further approval from the Securities and Exchange Commission. In addition, the total number of shares that may be outstanding as restricted shares under all of the Company’s compensation plans may not exceed ten (10) percent of the total number of the Company’s shares of common stock authorized and outstanding at any time.

Amendment and Termination

The board of directors may modify, revise or terminate the 2006 Director Plan at any time and from time to time, subject to the terms of (a) the Order, (b) the Company’s certificate of incorporation and bylaws, and (c) applicable law. The board of directors will seek stockholder approval of any action modifying a provision of the 2006 Director Plan when it is determined that such stockholder approval is appropriate under the provisions of applicable law, the Company’s certificate of incorporation or bylaws, or the Order. The 2006 Director Plan will terminate when all shares of the Company’s common stock reserved for issuance thereunder have been issued and the forfeiture provisions on all restricted stock awards have lapsed, or by action of the board of directors.

Outstanding Restricted Stock Awards

As of the date of this Proxy Statement, no Awards have been made pursuant to the 2006 Director Plan. The Company expects to issue Awards to each of its non-employee directors if this Proposal is approved by the stockholders at the Annual Meeting in the amounts described in the following table:

Name and Position	Restricted Stock (shares)
Jeffrey M. Bucher Director	7,500	(a)

Edward S. Civera Director	2,500	(b)

Kim D. Kelly Director	2,500	(b)

Wallace B. Millner, III Director	5,000	(c)

Kenneth J. O’Keefe Chairman of the Board	7,500	(a)

(a)	Each non-employee director elected at the 2006 annual meeting of stockholders will be granted 7,500 shares of restricted stock, for which forfeiture provisions will lapse as to one-third of such grant for each of the three years of such director’s term, provided such director serves his or her complete term.
(b)	Each non-employee director whose term expires in 2007 will be granted his or her pro rata share of a 7,500 share grant, or 2,500 shares, of restricted stock, for which forfeiture provisions will lapse as to the entire grant upon completion of the remaining year of such director’s term, provided such director serves his or her complete term.
(c)	Each non-employee director whose term expires in 2008 will be granted his pro rata share of a 7,500 share grant, or 5,000 shares, of restricted stock, for which forfeiture provisions will lapse as to one-half of such grant for each of the remaining two years of such director’s term, provided such director serves his complete term.

U.S. Federal Income Tax Consequences

No taxable income is recognized by a recipient of a restricted stock award upon the grant of such award. However, a recipient of a restricted stock award under the 2006 Director Plan will incur taxable income based on the fair market value of the Company’s common stock when the forfeiture provisions on his or her Award, or any portion thereof, lapse. Such taxable income will generally be recognized as ordinary income.

The recipient may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year he or she receives the restricted stock award the fair market value of the Award on the date of issuance. If the Section 83(b) election is made, the recipient will not recognize any additional income as and when the forfeiture provisions lapse.

The approval of the Company’s 2006 Director Plan requires the affirmative vote of the majority of shares present in person or represented by proxy at the Meeting and entitled to vote at the Meeting. Therefore, an abstention from voting on this proposal will have the effect of a negative vote with respect to such proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE 2006 NON-EMPLOYEE DIRECTOR RESTRICTED STOCK PLAN

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of May 12, 2006, the beneficial ownership of each current director, each nominee for director, our executive officers, each person known to us to beneficially own more than 5% of the outstanding shares of our common stock, and our executive officers and directors as a group. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the securities. Ownership information for those persons who beneficially own 5% or more of our shares of common stock is based upon Schedule 13G filings by such persons with the Securities and Exchange Commission and other information obtained from such persons.

Unless otherwise indicated, we believe that each beneficial owner set forth in the table has sole voting and investment power and has the same address as the Company. Our address is 1100 Wilson Boulevard, Suite 3000, Arlington, Virginia 22209.

Name and Address of Beneficial Owner	Number of Shares Owned Beneficially	Percentage of Class(a)
Eubel Brady and Suttman Asset Management, Inc. (b) 7777 Washington Village Drive Suite 210 Dayton, OH 45459	3,271,015	6.1%

U.S. Trust Corporation(c) 114 W. 47 Street New York, NY 10036	3,015,207	5.6

Interested Directors

Bryan J. Mitchell(d)	446,652	*

Steven F. Tunney(e)	364,095	*

Robert J. Merrick	86,438	*

Independent Directors

Jeffrey M. Bucher	3,500	*

Edward S. Civera	—	*

Kim D. Kelly	2,000	*

Wallace B. Millner, III	83,664	*

Kenneth J. O’Keefe	11,047	*

Name and Address of Beneficial Owner	Number of Shares Owned Beneficially	Percentage of Class(a)

Executive Officers

Michael R. McDonnell	500	*

Samuel G. Rubenstein(f)	102,946	*

B. Hagen Saville(g)	321,968	*

John C. Wellons	846	*

Executive officers and directors as a group	1,423,656	2.7

*	Represents less than one percent.
(a)	Based on a total of 53,378,309 shares of the Company’s common stock issued and outstanding as of May 12, 2006.
(b)	Ronald L. Eubel, Mark E. Brady, Robert J. Suttman, William E. Hazel and Bernard J. Holtgrieve may, as a result of their ownership in and positions with Eubel Brady and Suttman Asset Management, Inc. (“EBS”) and other affiliated entities, be deemed to be indirect beneficial owners of the equity securities held by EBS and one affiliated entity, EBS Partners, LP. Messrs. Eubel, Brady, Suttman, or Holtgrieve disclaim beneficial ownership of the securities according to their Schedule 13G filed with the SEC.
(c)	According to their Schedule 13G dated February 13, 2006, U.S. Trust Corporation is a wholly-owned direct subsidiary of The Charles Schwab corporation. Each entity files reports completely separate and independent from the other. Neither entity shares with the other any information and/or power with respect to either the voting and/or disposition of the securities reported by each.
(d)	This includes 54,491 restricted shares that are subject to forfeiture restrictions.
(e)	This includes 44,583 restricted shares that are subject to forfeiture restrictions.
(f)	This includes 8,116 restricted shares that are subject to forfeiture restrictions.
(g)	This includes 34,676 restricted shares that are subject to forfeiture restrictions.

Set forth below is the dollar range of equity securities beneficially owned by each director of the Company as of May 12, 2006:

Name of Director	Dollar Range of Equity Securities Beneficially Owned(a)(b)(c)
Interested Directors
Bryan J. Mitchell	Over $100,000
Steven F. Tunney	Over $100,000
Robert J. Merrick	Over $100,000

Name of Director	Dollar Range of Equity Securities Beneficially Owned(a)(b)(c)
Independent Directors
Jeffrey M. Bucher	$50,001–$100,000
Edward S. Civera	None
Kim D. Kelly	$10,000–$50,000
Wallace B. Millner, III	Over $100,000
Kenneth J. O’Keefe	Over $100,000

(a)	Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) of the Securities Exchange Act of 1934.
(b)	The dollar ranges are: None, $1-$10,000, $10,001-$50,000, $50,001-$100,000, or over $100,000.
(c)	The dollar range of equity securities beneficially owned in the Company is based on the closing price of $15.26 on May 12, 2006 on the Nasdaq Global Market.

Information about Executive Officers who are not Directors

The following information, as of May 12, 2006, pertains to our executive officers who are not directors of MCG. Certain of our executive officers, including Messrs. Mitchell and Tunney, serve as directors, managers, and/or officers of certain of our subsidiaries and portfolio companies.

Name	Age	Background Information
Michael R. McDonnell	42	Mr. McDonnell has served as our Executive Vice President, Chief Financial Officer and Treasurer since September 2004. From August 2000 to August 2004, Mr. McDonnell was employed by EchoStar Communications Corporation, where he served as Executive Vice President and Chief Financial Officer from July 2004 to August 2004 and as Senior Vice President and Chief Financial Officer from August 2000 to July 2004. From August 1986 to August 2000, Mr. McDonnell was employed by PricewaterhouseCoopers LLP where he was a partner since 1996. Mr. McDonnell also serves on the board of directors of HealthExtras, Inc., a pharmacy benefit management company.

Samuel G. Rubenstein	44	Mr. Rubenstein has served as our Executive Vice President, General Counsel and Secretary since 2000. From 1993 to 2000, Mr. Rubenstein was employed at Bryan Cave, LLP, a law firm, where he was a partner since 1996.

B. Hagen Saville	44	Mr. Saville has served as our Executive Vice President of Business Development since 1998. From 1997 to 1998, Mr. Saville was employed at First Union National Bank, which acquired Signet Bank in 1997. From 1994 to 1997, Mr. Saville was employed at Signet Bank where he served as Vice President.

John C. Wellons	34	Mr. Wellons has served as our Chief Accounting Officer since May of 2004, as a Senior Vice President since March 2006 and as a Vice President since July 2002. Mr. Wellons also served as our Director of Financial Accounting from July 2002 to May 2004, and as our Assistant Vice President and Director of Corporate Finance from October 2000 to July 2002. From June 2000 to October 2000, Mr. Wellons served as our Assistant Controller—Financial Accounting. Prior to joining MCG, Mr. Wellons was employed by Ernst & Young LLP from December 1996 to May 2000.

Compensation of Executive Officers and Directors

The following table sets forth compensation earned from us during the year ended December 31, 2005 by our three highest paid officers and each of the members of our credit committee, which is responsible for the day-to-day management of our investment portfolio, and paid during the year ended December 31, 2005 to all of our directors (collectively, the “Compensated Persons”) in each capacity in which each Compensated Person served. Certain of the Compensated Persons served as both officers and directors.

Compensation Table

Name and Position	Aggregate Compensation from the Company(a)	Restricted Stock($)(b)		Pension or Retirement Benefits Accrued as Part of the Company’s Expenses(a)	Directors Fees Paid by the Company
Interested Directors
Bryan J. Mitchell	$582,471	—	(c)	—	$—
Chief Executive Officer and Director

Steven F. Tunney	556,986	—	(d)	—	—
President, Chief Operating Officer and Director

Robert J. Merrick	340,221	—	(e)	—	—
Chief Credit Officer and Director

Independent Directors

Wallace B. Millner, III	86,589	—		—	86,589	(f)
Director

Kim D. Kelly	67,110	—		—	67,110	(f)
Director

Jeffrey M. Bucher	65,000	—		—	65,000	(f)
Director

Kenneth J. O’Keefe	86,301	—		—	86,301	(f)
Chairman of the Board

Edward S. Civera	1,563	—		—	1,563	(f)
Director

Officers

Michael R. McDonnell	1,966,971	—		—	—
Executive Vice President & Chief Financial Officer

B. Hagen Saville	531,855	—		—	—
Executive Vice President

William B. Ford	689,986	—		—	—
Managing Director and Vice President

(a)	The following table provides detail as to aggregate compensation for 2005 as to our three highest paid officers:

	Salary	Bonus	Employer 401(k) Contributions
Mr. Mitchell	$428,601	$147,570	$6,300
Mr. Ford	230,766	452,920	6,300
Mr. McDonnell	424,633	1,538,138	4,200

Each officer’s bonus includes the officer’s entire bonus earned during 2005. None of Messrs. Mitchell, Ford or McDonnell deferred compensation under our deferred compensation plan in 2005. The amounts listed under “Employer 401(k) Contributions” for each officer include matching contributions and additional discretionary contributions.
(b)	From 2001 to 2005 no options or restricted stock were granted to Compensated Persons. Upon our election to be regulated as a business development company in 2001, we terminated our stock option plan and the grants thereunder. In connection with the termination of our stock option plan in 2001, we issued 1,539,851 shares of restricted common stock, of which 1,286,673 are no longer subject to forfeiture provisions, 47,402 were forfeited and 205,776 are still subject to forfeiture provisions as of December 31, 2005. The aggregate fair market value of the outstanding shares subject to forfeiture provisions was approximately $3,002,272 as of December 31, 2005. These employees and directors have all the rights of common stockholders in connection with these shares of restricted stock, including the right to vote the shares and to receive dividends. See “Restricted Stock Awards” and “Employment Agreements” for a discussion of the terms and conditions of the restricted stock, including forfeiture restrictions.
(c)	Mr. Mitchell held 76,287 shares of restricted stock subject to forfeiture provisions with a fair market value of $1,113,027 as of December 31, 2005. See “Restricted Stock Awards.”
(d)	Mr. Tunney held 62,417 shares of restricted stock subject to forfeiture provisions with a fair market value of $910,664 as of December 31, 2005. See “Restricted Stock Awards.”
(e)	Mr. Saville held 48,546 shares of restricted stock subject to forfeiture provisions with a fair market value of $708,286 as of December 31, 2005. See “Restricted Stock Awards.”
(f)	Consists only of directors’ fees paid by the Company during 2005. Such fees are also included in the column titled “Aggregate Compensation from the Company.”

Compensation of Directors

Each non-employee director receives an annual retainer of $25,000. In addition, members of the audit committee each receive an annual fee of $25,000, members of the investment committee each receive an annual fee of $25,000, members of the valuation committee each receive an annual fee of $25,000, members of the compensation committee each receive an annual fee of $25,000, and the chairman of our board of directors receives an annual fee of $25,000. Directors who are our employees do not receive additional compensation for service as a member of our board of directors.

Restricted Stock Awards

In 2001, we terminated our stock option plan and the option grants made thereunder. In connection with the termination of our stock option plan, we issued 1,539,851 shares of restricted common stock to our employees and directors. With respect to these 1,539,851 shares of restricted stock, 205,776 are still subject to forfeiture provisions and 47,402 were forfeited as of December 31, 2005. With respect to the 205,776 shares, forfeiture restrictions will lapse as to 29,396 per quarter through April 1, 2007, and forfeiture restrictions will lapse as to 14,699 shares per quarter from July 1, 2007 through April 1, 2008.

The restricted common stock also is subject to various provisions relating to the lapsing of the forfeiture provisions in the event of termination of employment, death or disability. Upon termination of employment, any shares of restricted common stock, if any, as to which the forfeiture restrictions have not lapsed, will be forfeited, with certain exceptions. If either Mr. Tunney or Mr. Saville terminates his employment for good reason, or if we terminate the executive’s employment other than for cause, death or disability or other than with a vote of more than 50% of the number of directors constituting the entire board of directors, the forfeiture restrictions on all of the shares of restricted common stock will immediately lapse. If we terminate Mr. Tunney’s or Mr. Saville’s employment other than for cause, death or disability, but with a vote of more than 50% of the number of directors constituting the entire board of directors, the forfeiture restrictions on a certain portion of the shares of restricted common stock will immediately lapse. “Good reason” includes, among other things, (i) certain changes in the executive’s status, title, position or responsibilities, (ii) a reduction in the executive’s base salary not proportionally applicable to all employees, or (iii) for Mr. Tunney, if he is not reelected to our board of directors.

In the event of a change of control, the forfeiture provisions in Messrs. Tunney and Saville’s shares of restricted common stock lapse. In addition, Mr. Mitchell’s employment agreement, as amended, provides that our board of directors may determine not to vest some or all of Mr. Mitchell’s restricted common stock upon the occurrence of a change of control. Forfeiture provisions will lapse for Mr. Mitchell’s restricted common stock in the event of termination due to death or disability.

Messrs. Mitchell and Saville currently have loans outstanding to us with respect to prior purchases of restricted stock. Mr. Mitchell’s employment agreement requires that he use the dividends on his shares of restricted stock, net of taxes, to repay his existing indebtedness to us. See “Certain Relationships and Transactions.”

We have been granted an exemptive order of the Securities and Exchange Commission to permit us to issue restricted shares of our common stock as part of the compensation packages for certain of our employees and directors. We believe that the particular characteristics of our business, the dependence we have on key personnel to conduct our business effectively and the highly competitive environment in which we operate require the use of equity-based compensation for our personnel in the form of restricted stock.

Employment Agreements

We entered into employment agreements and restricted stock agreements with Messrs. Mitchell, Tunney, Merrick and Saville on November 28, 2001. Messrs. Tunney’s, Saville’s and Merrick’s employment agreements expired on November 28, 2005. Mr. Mitchell’s employment agreement was amended on November 3, 2002 to make the agreement “at will” and to make certain other changes. We entered into an employment agreement with Mr. McDonnell on July 14, 2004, which became effective on September 1, 2004. The term of Mr. McDonnell’s agreement is four years. The term of Mr. McDonnell’s agreement will end earlier if the executive resigns, is disabled, dies or is terminated by us for any reason. However, in the event of a change in control (as defined in the employment agreements) during the last year of the agreement, Mr. McDonnell’s employment agreement will not expire for a period of twelve months after the occurrence of the change in control so long as the executive agrees to such extension.

The employment agreements for Messrs. Mitchell and McDonnell provide for an annual base salary as determined by our board or directors or its compensation committee. In addition, the executives are entitled to participate in any incentive compensation program instituted by us. The agreements also provide for employee benefits available to other employees of the Company and the reimbursement of out-of-pocket expenses. Mr. McDonnell’s employment agreement provides for a guaranteed minimum bonus of $200,000 for the year ended December 31, 2004, $300,000 for the year ended December 31, 2005, and $350,000 for the year ending December 31, 2006 as well as certain periodic cash incentive bonuses.

Pursuant to the employment agreements, if Mr. Mitchell’s employment is terminated by us or Mr. Mitchell for any reason (other than death or disability), or if Mr. McDonnell’s employment is terminated by us for cause or by disability, death or by the executive (other than for “good reason” as defined in his employment agreement), the executive would be entitled to receive, among other things, his accrued but unpaid base salary, bonuses, reimbursable expenses and benefits.

If Mr. Mitchell terminates his employment or we terminate his employment for any reason (other than for death or disability), then Mr. Mitchell will be entitled to receive, among other things, an amount equal to his monthly base salary immediately prior to the termination date for three months, payable in 12 equal monthly installments. In addition, Mr. Mitchell will be entitled to receive his accrued but unpaid base salary, bonuses, reimbursable expenses and benefits. Mr. Mitchell would be entitled to receive benefits under any group health and life insurance for two years after termination. Forfeiture provisions will lapse for Mr. Mitchell’s restricted common stock in the event of termination due to death or disability.

If Mr. McDonnell terminates his employment for good reason (as defined in his employment agreement), or if we terminate his employment other than for cause (as defined in his employment agreement), death or disability, the executive will be entitled to receive, among other things, two times the sum of his highest annual base salary in the then current year or during the prior three years, his average bonus for the past three years, paid in 24 equal monthly installments and payment of certain cash incentive bonuses. In addition, the executive will be entitled to receive his accrued but unpaid base salary, bonuses, reimbursable expenses and benefits. The executive will be entitled to receive benefits under any group health and life insurance for two years after termination. If termination occurs after a change in control, the executive will be entitled to base salary and benefits under group health and life insurance plans in effect immediately prior to the change in control, if greater.

If Mr. McDonnell does not enter into a new or an amended employment agreement upon a change in control, the term of the agreement will end and the executive will be entitled to receive, among other things, two times the sum of his highest annual base salary in the then current year or during the prior three years and his average bonus for the past three years, paid in 24 equal monthly installments. In addition, the executive will be entitled to receive his accrued but unpaid base salary, bonuses, reimbursable expenses and benefits. The executive will be entitled to receive benefits under any group health and life insurance plans for two years after termination. However, if the change in control occurs during the last year of the agreement, the employment agreement shall not expire for a period of twelve months after the occurrence of the change in control so long as the executive agrees to such extension. In such case, the executive will not be entitled to any further payments or benefits.

The employment agreements for Messrs. Mitchell and McDonnell prohibit the executive, during his employment with us and for a period of two years after the executive’s termination of employment for any reason, from soliciting any of our employees, clients and certain prospective clients. The employment agreement also prohibits the executive, during his employment with us and for a period of two years after the termination of Mr. McDonnell’s employment for any reason, other than as a result of expiration of the term, or one year after the termination of Mr. Mitchell’s employment for any reason from engaging in any business or activity that competes with us. The agreement also requires that the executive protect our confidential information. If the executive or his subsequent employer successfully challenges the enforceability of the non-compete and/or non-solicitation provisions of the employment agreement, then the severance amount and the severance period, including the severance benefit period will be reduced proportionately to the time period that such non-compete and non-solicitation restrictions actually remain in effect.

An executive is also entitled to receive payments in the amount of any excise tax imposed under Sections 4999 and 280G of the Internal Revenue Code of 1986 as a result of a change of control in accordance with Section 280G.

We currently expect to enter into employment agreements with Messrs. Mitchell, Tunney, Saville, Merrick and our Executive Vice President and General Counsel, Samuel G. Rubenstein.

Severance Agreements

We have entered into severance agreements with certain of our officers, including Mr. Rubenstein and our Senior Vice President and Chief Accounting Officer John C. Wellons. Mr. Rubenstein’s severance agreement provides that if he terminates his employment for good reason (as defined in his severance agreement), or if we terminate his employment other than for cause (as defined in his severance agreement), death or disability, Mr. Rubenstein will be entitled to receive, among other things, the amount of his highest monthly base salary during the current or past two years for a period of 12 months payable within 45 days after the date of his termination and a bonus amount equal to half of the bonuses received or earned by Mr. Rubenstein during the last two years of his employment. Mr. Wellons’ severance agreement provides that if he terminates his employment for good reason (as defined in his severance agreement), or if we terminate his employment other than for cause

(as defined in his severance agreement), death or disability, Mr. Wellons will be entitled to receive, among other things, the amount of his highest monthly base salary during the current or past two years for a period of 12 months payable monthly after the date of his termination. If Mr. Rubenstein or Mr. Wellons terminates his employment for good reason, or if we terminate his employment other than for cause, he will forfeit any restricted common stock for which forfeiture restrictions would not have lapsed within 12 months of the end of the three month period at which his employment terminated. The agreements prohibit Messrs. Rubenstein and Wellons, during their employment with us and for a period of two years after their termination of employment for any reason, from soliciting any of our employees, clients and certain prospective clients. The agreement also prohibits Messrs. Rubenstein and Wellons, during their employment with us and for a period of 12 months after their termination of employment for any reason, from engaging in any business or activity that competes with us as long as they are receiving benefits pursuant to their severance agreement.

Bonus Awards

We pay discretionary cash bonus awards to our employees annually. The awards have been based on individual performance. The total amount of awards made annually has varied depending on our financial results and other factors that our compensation committee has deemed appropriate. We intend to continue this arrangement under terms and conditions that our compensation committee will determine.

Deferred Compensation Plan

During 2000, we created a deferred compensation plan for key executives which allows eligible employees to defer a portion of their salary and bonus to an unfunded deferred compensation plan that we manage. Our managing directors and executive officers are eligible to participate in the plan. Contributions to the plan earn interest at a rate of 2% over our internal cost of funds rate, as defined by the plan. The plan became effective on October 1, 2000.

401(k) Plan

We maintain a 401(k) plan for the benefit of our employees. Employees have the opportunity to contribute pre-tax salary deferrals into the 401(k) plan up to $15,000 annually for the 2006 plan year, and to direct the investment of these contributions. Plan participants who have reached the age of 50 prior to during the 2006 plan year will be eligible to defer an additional $5,000 during 2006. In addition, for the 2006 plan year, we expect to contribute up to 3% (a 50% match of the employees contributions, up to a 6% contribution level) of each participant’s eligible compensation for the year, up to a maximum compensation of $220,000, to each participant’s plan account on the participant’s behalf, which vests annually on a straight line basis over the employee’s first five years of employment. Our board of directors may also, at its sole discretion, make additional contributions to our employees’ 401(k) plan accounts, which vest on the same basis as other employer contributions.

Certain Relationships and Transactions

Certain of our executive officers have employment agreements with us. See “Compensation of Executive Officers and Directors—Employment Agreements.”

Many of our executive officers and other employees delivered partially nonrecourse promissory notes to us, with an aggregate face value of $5.8 million, for the purchase of a portion of the restricted common stock issued in connection with the termination of our stock option plan and the grants thereunder. The notes are nonrecourse as to the principal amount but recourse as to interest. Accordingly, the executive officers and other employees are personally liable for interest payments. Each loan is secured by all of the restricted common stock held by each executive officer and other employees, and in the cases of Messrs. Mitchell, Tunney and Saville, for a specified time period, additional shares of common stock owned by such executive officers. The notes bear interest at

4.13%, with interest payable annually during the term of the note and all principal due on May 28, 2006, subject to acceleration events.

The following table summarizes information about these loans and the amounts outstanding as of December 31, 2005 with respect to our executive officers:

Name of Debtor and Title	Date of Loan	Original Amount of Loan	Rate of Interest	Current Balance of Loan
Bryan J. Mitchell(a) Director, Chief Executive Officer	12/3/01	$1,188,451	4.13%	$480,413
Steven F. Tunney(a) Director, President and Chief Operating Officer	12/3/01	943,913	4.13	582,591	(b)
B. Hagen Saville(a) Executive Vice President, Business Development	12/3/01	801,214	4.13	801,214
Samuel G. Rubenstein Executive Vice President, General Counsel and Corporate Secretary	12/3/01	222,773	4.13	222,773
John C. Wellons Senior Vice President and Chief Accounting Officer	12/3/01	110,418	4.13	—

(a)	See “Compensation of Executive Officers and Directors—Employment Agreements.”
(b)	Subsequent to December 31, 2005, Mr. Tunney repaid his loan in full.

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16(a) of the Securities Exchange Act of 1934, the Company’s directors and executive officers, and any persons holding 10% or more of its common stock, are required to report their beneficial ownership and any changes therein to the Securities and Exchange Commission and the Company. Specific due dates for those reports have been established, and the Company is required to report herein any failure to file such reports by those due dates. Based on the Company’s review of Forms 3, 4 and 5 filed by such persons, the Company believes that during 2005 all Section 16(a) filing requirements applicable to such persons were met in a timely manner.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The Company has paid or expects to pay the following fees to Ernst & Young LLP for work performed in 2005 and 2004 or attributable to the audit of the Company’s 2005 and 2004 financial statements:

	Fiscal Year Ended December 31, 2005	Fiscal Year Ended December 31, 2004
Audit Services	$619,270	$789,321
Audit Related Services	86,960	193,350
Tax Services	40,000	42,820
Other Services	—	—

TOTAL FEES:	$746,230	$1,025,491

Audit Services.    Audit fees include fees for services that normally would be provided by the accountant in connection with statutory and regulatory filings or engagements and that generally only the independent accountant can provide. In addition to fees for the audit of our annual financial statements, the audit of the effectiveness of our internal control over financial reporting and the review of our quarterly financial statements in accordance with generally accepted auditing standards, this category contains fees for comfort letters, statutory audits, consents, and assistance with and review of documents filed with the SEC.

Audit Related Services.    Audit related fees are assurance related services that traditionally are performed by the independent accountant, such as attest services that are not required by statute or regulation.

Tax Services.    Tax fees include corporate and subsidiary compliance and consulting.

Other Services.    Fees for other services would include fees for products and services other than the services reported above.

Audit Committee Report

April 26, 2006

The Audit Committee of the Board of Directors of MCG Capital Corporation (the “Audit Committee”) operates under a written charter adopted by the Board of Directors filed as Appendix C to this Proxy Statement. The Audit Committee is currently comprised of Jeffrey M. Bucher, the Chair, Kim D. Kelly and Wallace B. Millner, III.

Management is responsible for the Company’s internal controls and the financial reporting process. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States and expressing an opinion on the conformity of those audited financial statements in accordance with accounting principles generally accepted in the United States. The Audit Committee’s responsibility is to monitor and oversee these processes. The Audit Committee is also directly responsible for the appointment, compensation and oversight of the Company’s independent registered accounting firm.

Pre-Approval of Fees

The Audit Committee has established a pre-approval policy that describes the permitted audit, audit-related, tax, and other services to be provided by Ernst & Young LLP, the Company’s independent registered accounting firm. The policy requires that the Audit Committee pre-approve the audit and non-audit services performed by the independent registered accounting firm in order to assure that the provision of such service does not impair the firm’s independence.

Any requests for audit, audit-related, tax, and other services that have not received general pre-approval must be submitted to the Audit Committee for specific pre-approval, irrespective of the amount, and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings of the Audit Committee. However, the Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent registered accounting firm to management.

Review with Management

The Audit Committee has reviewed the audited financial statements and met and held discussions with management regarding the audited financial statements. Management has represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States.

Review and Discussion with Independent Registered Accounting Firm

The Audit Committee has discussed with Ernst & Young LLP, the Company’s independent registered accounting firm, matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee received and reviewed the written disclosures and the letter from the independent registered accounting firm required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended by the Independence Standards Board, and has discussed with the registered public accounting firm its independence and the compatibility of non-audit services with the firm’s independence. The Audit Committee also reviewed the requirements and the Company’s implementation of Section 404 of the Sarbanes-Oxley Act of 2002 including the Public Company Accounting Oversight Board’s Auditing Standard No. 2 regarding the audit of internal controls over financial reporting.

Conclusion

Based on the Audit Committee’s discussion with management and the independent registered accounting firm, the Audit Committee’s review of the audited financial statements, the representations of management and the report of the independent registered accounting firm to the Audit Committee, the Audit Committee recommends that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission. The Audit Committee also appoints Ernst & Young LLP to serve as independent registered accounting firm for the year ended December 31, 2006, subject to ratification of such appointment by the stockholders of the Company.

Respectfully Submitted,

The Audit Committee

Jeffrey M. Bucher, Chair

Kim D. Kelly

Wallace B. Millner, III

OTHER BUSINESS

The board of directors knows of no other business to be presented for action at the Meeting. If any matters do come before the Meeting on which action can properly be taken, it is intended that the proxies shall vote in accordance with the judgment of the person or persons exercising the authority conferred by the proxy at the Meeting. The submission of a proposal does not guarantee its inclusion in the Company’s proxy statement or presentation at the Meeting unless certain securities law requirements are met.

SUBMISSION OF STOCKHOLDER PROPOSALS

The Company expects that the 2007 Annual Meeting of Stockholders will be held in May 2007, but the exact date, time, and location of such meeting have yet to be determined. A stockholder who intends to present a proposal at that annual meeting must submit the proposal in writing to the Company at its address in Arlington, Virginia, and the Company must receive the proposal no later than January 17, 2007, in order for the proposal to be considered for inclusion in the Company’s proxy statement for that meeting. The submission of a proposal does not guarantee its inclusion in the Company’s proxy statement or presentation at the meeting.

For any proposal that is not submitted for inclusion in next year’s proxy statement (as described in the preceding paragraph) but is instead sought to be presented directly at next year’s annual meeting, SEC rules permit management to vote proxies in its discretion if (a) the Company receives notice of the proposal before the close of business on March 14, 2007 and advises stockholders in next year’s proxy statement about the nature of the matter and how management intends to vote on such matter, or (b) does not receive notice of the proposal prior to the close of business on March 14, 2007.

Notices of intention to present proposals at the 2007 annual meeting should be addressed to Samuel G. Rubenstein, our Executive Vice President, General Counsel and Corporate Secretary, MCG Capital Corporation, 1100 Wilson Boulevard, Suite 3000, Arlington, Virginia 22209. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

You are cordially invited to attend the annual meeting of stockholders in person. Whether or not you plan to attend the meeting, you are requested to complete, date, sign and promptly return the accompanying proxy card in the enclosed postage-paid envelope.

By Order of the Board of Directors

Samuel G. Rubenstein

Corporate Secretary

Arlington, Virginia

May 17, 2006

Appendix A

2006 EMPLOYEE RESTRICTED STOCK PLAN

1. PURPOSE OF THE PLAN

The purpose of this MCG Capital Corporation 2006 Employee Restricted Stock Plan (this “Plan”) is to advance the interests of MCG Capital Corporation (the “Company”) and its consolidated subsidiaries by providing to employees of the Company and its consolidated subsidiaries additional incentives, to the extent permitted by law, to exert their best efforts on behalf of the Company, to increase their proprietary interest in the success of the Company, to reward outstanding performance and to provide a means to attract and retain persons of outstanding ability to the service of the Company. It is recognized that the Company’s efforts to attract or retain these individuals will be facilitated with this additional form of compensation.

2. ADMINISTRATION

This Plan shall be administered by the Compensation Committee (the “Committee”) of the Company’s Board of Directors (“Board”), which Committee is comprised solely of directors who are not interested persons of the Company within the meaning of Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “Act”). The Committee shall interpret this Plan and, to the extent and in the manner contemplated herein, shall exercise the discretion reserved to it hereunder. The Committee from time to time may prescribe, amend and rescind rules and regulations relating to this Plan and may make and approve all other determinations necessary for its administration. The decision of the Committee on any interpretation of this Plan or administration hereof, if in compliance with the provisions of the Act and regulations promulgated thereunder, shall be final and binding with respect to the Company.

3. SHARES SUBJECT TO THE PLAN

The shares subject to this Plan shall be shares of the Company’s common stock, par value $0.01 per share (“Shares”). Subject to the provisions hereof concerning adjustment, the total number of shares that may be awarded as restricted shares under this Plan shall not exceed 3,500,000 Shares. Any Shares that are granted pursuant to an award of restricted stock under this Plan but that are subsequently forfeited pursuant to the terms of the Plan or an award agreement shall again be available for granting under this Plan. Shares may be made available under this Plan from authorized, un-issued, forfeited or reacquired stock or partly from each.

4. PARTICIPANTS

(A) Employees. The Committee shall determine and designate from time to time those employees of the Company and its consolidated subsidiaries who shall be eligible to participate in this Plan (the “Participants”). The Committee shall also determine the number of Shares to be offered from time to time to the Participants. In making these determinations, the Committee may take into account, among other things, the past service of such Participants on behalf of the Company and its consolidated subsidiaries, the present and potential contributions of such Participants to the success of the Company and its consolidated subsidiaries and such other factors as the Committee from time to time shall deem relevant in connection with accomplishing the purposes of this Plan.

(B) Award Agreements. All Shares of restricted stock granted to Participants under the Plan will be governed by an agreement. The agreement documenting the award of any restricted stock granted pursuant to this Plan shall contain such terms and conditions as the Committee from time to time shall deem advisable, including but not limited to the lapsing of forfeiture restrictions, only in such installments as the Committee may determine or otherwise prescribe. Agreements governing awards made to different Participants or at different times need not contain similar provisions. In the case of any discrepancy between the terms of the Plan and the terms of any award agreement, the Plan provisions shall control.

5. RESTRICTED STOCK

Each agreement governing an award of restricted stock shall state the number of Shares subject to the award, the terms and conditions pursuant to which such Participant shall acquire a non-forfeitable right to the Shares awarded as restricted stock through the lapsing of forfeiture provisions and the timing of the lapsing of forfeiture provisions, all as from time to time determined or otherwise prescribed by the Committee. Shares awarded as restricted stock to some or all of the Participants, as determined from time to time by the Committee, may be subject to forfeiture provisions relating to continued employment during stated periods of time and/or may include for key employees and other Participants forfeiture provisions relating to the achievement of one or more objective performance goals based upon attainment of specified levels of any one or more of the following business criteria: dividend coverage, operating income, growth in operating income, capital gains, asset quality, levels of non-accrual or other challenged investments, and/or investment charge-offs, and/or may also include any one or more of the following additional business criteria: asset growth, revenue, revenue growth, operating efficiency, division, group or corporate financial goals, total shareholder return, attainment of strategic and operational initiatives, appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company, and/or comparisons with various stock market indices. The Committee shall have the power to impose such other conditions or restrictions on Awards subject to this Section as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code.

6. LIMITATIONS ON RESTRICTED STOCK AWARDS

Grants of restricted stock awards shall be subject to the following limitations:

(A) No one Participant shall be granted awards of restricted stock relating to more than 25% of the Shares available for issuance under this Plan.

(B) In any fiscal year, no Participant may be granted awards under this Plan related to more than 500,000 Shares.

(C) The total number of shares that may be outstanding as restricted shares under all of the Company’s compensation plans shall not exceed ten (10) percent of the total number of Shares authorized and outstanding at any time.

(D) The amount of voting securities that would result from the exercise of all of the Company’s outstanding warrants, options, and rights, together with any restricted stock issued pursuant to this Plan and any other compensation plan of the Company, at the time of issuance shall not exceed 25% of the outstanding voting securities of the Company, provided, however, that if the amount of voting securities that would result from the exercise of all of the Company’s outstanding warrants, options, and rights issued to the Company’s directors, officers, and employees, together with any restricted stock issued pursuant to this Plan and any other compensation plan of the Company, would exceed 15% of the outstanding voting securities of the Company, then the total amount of voting securities that would result from the exercise of all outstanding warrants, options, and rights, together with any restricted stock issued pursuant to this Plan, at the time of issuance shall not exceed 20% of the outstanding voting securities.

(E) Shares of restricted stock will not be granted under this Plan at any time when the Shares are trading at a price below net asset value.

7. TRANSFERABILITY OF RESTRICTED STOCK

While subject to forfeiture provisions, Shares of restricted stock granted under this Plan shall not be transferable other than to the spouse or lineal descendants (including adopted children) of the Participant, any trust for the benefit of the Participant or the benefit of the spouse or lineal descendants (including adopted children) of the Participant, or the guardian or conservator of the Participant (“Permitted Transferees”).

8. TERMINATION OF RESTRICTED STOCK AWARDS

A Participant’s rights to Shares awarded as restricted stock under this Plan shall, under all circumstances, be set forth in the agreement governing the award of such Shares of restricted stock.

9. EFFECT OF CHANGE IN STOCK SUBJECT TO THE PLAN

Subject to any required action by the shareholders of the Company and the provisions of applicable corporate law, the number of Shares that has been authorized or reserved for issuance, grant or award under this Plan and the number of Shares covered by any applicable vesting or forfeiture schedule hereunder, shall be proportionately adjusted for (a) a division, combination or reclassification of any of the Shares or (b) a dividend payable in Shares.

10. MISCELLANEOUS PROVISIONS

(A) The Board will review the Plan at least annually. In addition, the Committee will review periodically the potential impact that issuances of awards under this Plan could have on the Company’s earnings and net asset value per Share, such review to take place prior to any decisions to grant awards under this Plan, but in no event less frequently than annually.

(B) The Committee is authorized to take appropriate steps to ensure that neither the grant of nor the lapsing of the forfeiture restrictions on awards under this Plan would have an effect contrary to the interests of the Company’s stockholders. This authority includes the authority to prevent or limit the granting of additional awards under this Plan.

(C) The granting of any award under the Plan shall not impose upon the Company any obligation to employ or continue to employ any Participant, and the right of the Company and its subsidiaries to terminate the employment of any Participant or other employee shall not be diminished or affected by reason of the fact that an award has been made under the Plan to such Participant.

(D) All awards under this Plan shall be made within ten years from the earlier of the date of adoption of this Plan (or any amendment thereto requiring shareholder approval pursuant to the Code) or the date this Plan (or any amendment thereto requiring shareholder approval pursuant to the Code) is approved by the stockholders of the Company.

(E) A leave of absence granted to an employee does not constitute an interruption in continuous employment for purposes of this Plan as long as the leave of absence does not extend beyond 12 complete calendar months.

(F) Any notices given in writing shall be deemed given if delivered in person or by certified mail; if given to the Company addressed to its Corporate Secretary at MCG Capital Corporation, 1100 Wilson Boulevard, Suite 3000, Arlington, VA 22209.

(E) This Plan and all actions taken by those acting under this Plan shall be governed by the substantive laws of Delaware without regard to any rules regarding conflict-of-law or choice-of-law.

(F) All costs and expenses incurred in the operation and administration of this Plan shall be borne by the Company.

11. AMENDMENT AND TERMINATION

The Board may modify, revise or terminate this Plan at any time and from time to time, subject to applicable requirements in (a) the Company’s articles of incorporation or by-laws and (b) applicable law and orders. The Board shall seek stockholder approval of any action modifying a provision of the Plan where it is determined that such stockholder approval is approprite under the provisions of (a) applicable law or orders, or (b) the Company’s articles of incorporation or by-laws. This Plan shall terminate when all Shares reserved for issuance hereunder have been issued and the forfeiture restrictions on all restricted stock awards have lapsed, or by action of the Board pursuant to this paragraph, whichever shall first occur.

12. EFFECTIVE DATE OF THE PLAN

The Plan shall become effective upon the latest to occur of (1) adoption by the Board, and (2) approval of this Plan by the shareholders of the Company.

Appendix B

2006 NON-EMPLOYEE DIRECTOR RESTRICTED STOCK PLAN

1. PURPOSE OF THE PLAN

The purpose of this Restricted Stock Plan (this “Plan”) is to advance the interests of MCG Capital Corporation (the “Company”) by providing to non-employee directors of the Company additional incentives, to the extent permitted by law, to exert their best efforts on behalf of the Company, and to provide a means to attract and retain persons of outstanding ability to the service of the Company. It is recognized that the Company’s efforts to attract or retain these individuals will be facilitated with this additional form of compensation.

2. ADMINISTRATION

This Plan shall be administered by the Compensation Committee (the “Committee”) of the Company’s Board of Directors (“Board”), which is comprised solely of directors who are not interested persons of the Company within the meaning of Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “Act”). The Committee shall interpret this Plan and, to the extent and in the manner contemplated herein, shall exercise the discretion reserved to it hereunder. The Committee may prescribe, amend and rescind rules and regulations relating to this Plan and make all other determinations necessary for its administration. The decision of the Committee on any interpretation of this Plan or administration hereof, if in compliance with the provisions of the Act and regulations promulgated thereunder, shall be final and binding with respect to the Company.

3. SHARES SUBJECT TO THE PLAN

The shares subject to this Plan shall be shares of the Company’s common stock, par value $0.01 per share (“Shares”). Subject to the provisions hereof concerning adjustment, the total number of shares that may be awarded as restricted shares under this Plan shall not exceed 100,000 Shares. Any Shares that were granted pursuant to an award of restricted stock under this Plan but that are forfeited pursuant to the terms of the Plan or an award agreement shall again be available under this Plan. Shares may be made available from authorized, un-issued or reacquired stock or partly from each.

4. PARTICIPANTS

(A) Non-Employee Directors. Members of the Board who are not employees of the Company will each be granted 7,500 shares of restricted stock on the date of the annual meeting of stockholders at which such director is elected to serve a three-year term. Such shares shall vest as to one-third of the total shares granted on the last day of the fiscal year for each year of the director’s term of service on the Board.

(B) Award Agreements. All restricted stock granted under the Plan will be evidenced by an agreement. The agreement documenting the award of any restricted stock granted pursuant to this Plan shall contain such terms and conditions as the Committee shall deem advisable, including but not limited to the lapsing of forfeiture restrictions. Agreements evidencing awards made to different participants or at different times need not contain similar provisions. In the case of any discrepancy between the terms of the Plan and the terms of any award agreement, the Plan provisions shall control.

5. RESTRICTED STOCK

Each agreement representing an award of restricted stock shall state the number of Shares subject to the award and the terms and conditions pursuant to which the recipient of the award shall acquire a nonforfeitable right to the Shares awarded as restricted stock. Participants will each be granted 7,500 shares of restricted stock on the date of the annual meeting of stockholders at which such director is elected to serve a three-year term. Such shares shall vest as to one-third of the total shares granted on the last day of the fiscal year for each year of the director’s term of service on the Board.

6. LIMITATIONS ON RESTRICTED STOCK AWARDS

Grants of restricted stock awards shall be subject to the following limitations:

(A) The total number of shares that may be outstanding as restricted shares under all of the Company’s compensation plans shall not exceed ten (10) percent of the total number of Shares authorized and outstanding at any time.

(B) The amount of voting securities that would result from the exercise of all of the Company’s outstanding warrants, options, and rights, together with any restricted stock issued pursuant to this Plan and any other compensation plan of the Company, at the time of issuance shall not exceed 25% of the outstanding voting securities of the Company, provided, however, that if the amount of voting securities that would result from the exercise of all of the Company’s outstanding warrants, options, and rights issued to the Company’s directors, officers, and employees, together with any restricted stock issued pursuant to this Plan and any other compensation plan of the Company, would exceed 15% of the outstanding voting securities of the Company, then the total amount of voting securities that would result from the exercise of all outstanding warrants, options, and rights, together with any restricted stock issued pursuant to this Plan, at the time of issuance shall not exceed 20% of the outstanding voting securities.

(C) Shares of restricted stock will not be issued if the Shares are trading at a price below net asset value.

7. TRANSFERABILITY OF RESTRICTED STOCK

While subject to forfeiture provisions, restricted stock shall not be transferable other than to the spouse or lineal descendants (including adopted children) of the participant, any trust for the benefit of the participant or the benefit of the spouse or lineal descendants (including adopted children) of the participant, or the guardian or conservator of the participant (“Permitted Transferees”).

8. TERMINATION OF RESTRICTED STOCK AWARDS

A participant’s rights to Shares awarded as restricted stock shall, under all circumstances, be set forth in the agreement evidencing the award of restricted stock.

9. EFFECT OF CHANGE IN STOCK SUBJECT TO THE PLAN

Subject to any required action by the shareholders of the Company and the provisions of applicable corporate law, the number of Shares that has been authorized or reserved for issuance hereunder and the number of Shares covered by any applicable vesting schedule hereunder, shall be proportionately adjusted for (a) a division, combination or reclassification of any of the Shares or (b) a dividend payable in Shares.

10. MISCELLANEOUS PROVISIONS

(A) The Committee is authorized to take appropriate steps to ensure that neither the grant of nor the lapsing of the forfeiture restrictions on awards under this Plan would have an effect contrary to the interests of the Company’s stockholders. This authority includes the authority to prevent or limit the granting of additional awards under this Plan.

(B) The granting of any award under the Plan shall not impose upon the Company any obligation to appoint or to continue to appoint as a director or employee any participant, and the right of the Company and its subsidiaries to terminate the employment of any employee or other employee, or service of any director, shall not be diminished or affected by reason of the fact that an award has been made under the Plan to such participant.

(C) All awards under this Plan shall be made within ten years from the earlier of the date of adoption of this Plan (or any amendment thereto requiring shareholder approval pursuant to the Code) or the date this Plan (or any amendment thereto requiring shareholder approval pursuant to the Code) is approved by the stockholders of the Company.

11. AMENDMENT AND TERMINATION

The Board may modify, revise or terminate this Plan at any time and from time to time, subject to applicable requirements in (a) the Company’s articles of incorporation or by-laws and (b) applicable law and orders. The Board shall seek stockholder approval of any action modifying a provision of the Plan where it is determined that such stockholder approval is appropriate under the provisions of (a) applicable law or orders, or (b) the Company’s articles of incorporation or by-laws. This Plan shall terminate when all Shares reserved for issuance hereunder have been issued and the forfeiture restrictions on all restricted stock awards have lapsed, or by action of the Board pursuant to this paragraph, whichever shall first occur.

12. EFFECTIVE DATE OF THE PLAN

The Plan shall become effective upon the latest to occur of (1) adoption by the Board, and (2) approval of this Plan by the shareholders of the Company.

Appendix C

MCG Capital Corporation

Audit Committee Charter

Purpose

The purpose of the Audit Committee is to assist the Board of Directors of MCG Capital Corporation (the “Company”) in fulfilling its responsibilities to oversee and monitor (i) the integrity of the financial statements of the Company, (ii) the internal control and financial reporting processes of the Company, (iii) the material aspects of the Company’s accounting and financial reporting process generally, (iv) the independent auditors’ qualifications and independence, the performance of the Company’s independent auditors, (v) the compliance by the Company with legal and regulatory requirements, and (vi) the performance of the Company’s internal audit function (if any).

While the Audit Committee has the responsibilities and powers set forth in this Charter, the Company’s executive management is responsible for preparing the Company’s financial statements in accordance with generally accepted accounting principles, for maintaining appropriate accounting, internal control and financial reporting processes, and (if and after determined to be appropriate) for maintaining an appropriate internal audit function. The independent auditors are responsible for auditing the Company’s financial statements. The Audit Committee is responsible for overseeing the conduct of these activities. Consequently, in carrying out its responsibilities, the Audit Committee is not determining that the Company’s financial statements are complete and accurate and/or in accordance with generally accepted accounting principles, nor is the Audit Committee providing any expert or other special assurance as to the Company’s financial statements or any professional certification as to the work of the independent auditors. It is also not the duty of the Audit Committee to assure the Company’s compliance with laws and regulations or compliance with the Company’s codes of ethics. The primary responsibilities for these matters also reside with the Company’s executive management.

In order to fulfill its oversight responsibility, the Audit Committee must be capable of conducting free and open discussions with management, independent auditors, internal auditors, employees and others regarding the quality of the financial statements and the system of internal controls.

Membership Requirements

The Audit Committee shall be comprised of that number of directors as the Board of Directors shall determine from time to time, such number not to be less than three (3). The members of the Audit Committee shall (i) meet the independence and experience requirements of the Nasdaq National Market and Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Rule 10A-3(b)(1) under the Act (subject to the exemptions provided in Rule 10A-3(c)) and other applicable rules and regulations of the Securities and Exchange Commission (the “SEC”), (ii) not have participated in the preparation of the financial statements of the company or any current subsidiary of the company at any time during the past three years; and (iii) be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement. The members of the Audit Committee, including the Chairman thereof, shall be appointed annually by the Board of Directors.

Authority

In discharging its oversight responsibilities, the Audit Committee shall have unrestricted access to the Company’s management, books and records and the authority to retain outside counsel, accountants or other consultants at the Audit Committee’s sole discretion. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to any advisors employed by the Audit Committee.

Responsibilities

The following are the general responsibilities of the Audit Committee and are set forth only for its guidance. The Audit Committee may diverge from these responsibilities and may assume such other responsibilities as it deems necessary or appropriate in carrying out its oversight functions. The Audit Committee shall:

•	Have the sole authority to appoint or replace the independent auditors (subject, if applicable, to shareholder ratification). The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditors (including the resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditors shall report directly to the Audit Committee.

•	Pre-approve all auditing services and permitted non-audit services (including fees and terms thereof) to be performed for the Company by its independent auditors, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(B) of the Exchange Act. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

•	Recommend to the Board of Directors whether the Company’s financial statements should be included in its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q prior to filing with the SEC. To carry out this responsibility, the Audit Committee shall:

•	Review and discuss the audited financial statements with management and the independent auditors; and

•	Discuss with the independent auditors the matters required by Statement on Auditing Standards No. 61, including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of estimates and clarity of disclosures in the financial statements, including with respect to off-balance sheet arrangements, liquidity and transactions with related parties; and

•	Review and discuss with the independent auditors the written disclosures required by Independence Standards Board Standard No. 1 regarding their independence and, where appropriate, take appropriate action in response to the disclosures to satisfy itself of the independence of the Company’s independent auditors; and

•	Review and discuss with the independent auditors all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors; and

•	Review material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences; and

•	Review with the independent auditors all critical accounting policies and practices to be used; and

•	Review disclosures made to the Audit Committee by the Company’s CEO, COO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls; and

•	Review the Company’s annual audited financial statements and quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” before they are made public; and

•	Review all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors; and

•	Review the Company’s earnings press releases, as well as financial information and the types of disclosures provided to stockholders, analysts and ratings agencies. The Audit Committee’s responsibility to review such information may be done generally and need not be in advance of the public disclosure of such information; and

•	Based upon the reviews and discussions, issue its report for inclusion in the Company’s proxy statement.

•	Discuss with the independent auditors the overall scope and plans for their audit including adequacy of staffing and compensation.

•	Review with management and the independent auditor the adequacy of the Company’s internal control over financial reporting (including information systems and security): and related significant findings and recommendations of the independent auditor, together with management’s responses.

•	Review and discuss disclosures made by management about any material weaknesses in the design or operation of internal control over financial reporting or significant deficiencies therein and any fraud involving management or other employees who have a significant role in the Company’s internal control over financial reporting.

•	Review and discuss management’s plans to perform quarterly and annual assessments of the effectiveness of internal controls over financial reporting to support the management report on internal controls over financial reporting as required by SEC regulation.

•	Review and discuss with management and the independent auditors the Company’s interim financial statements to be included in the Company’s quarterly reports to be filed with the SEC prior to filing. The chair of the committee may represent the entire committee for purposes of the review.

•	Discuss with the independent auditors (a) issues on which the engagement team consulted its national office and (b) matters of audit quality and consistency.

•	Obtain from the independent auditors assurance that Section 10A(b) of the Exchange Act of 1934 has not been implicated.

•	Review with management and the independent auditors any correspondence with regulators or governmental agencies and published reports that raise material issues regarding the Company’s financial statements or accounting policies.

•	Review with management and General Counsel the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s codes of ethics.

•	Review with the Company’s General Counsel legal matters that may have a material impact on the financial statements, the Company’s compliance policies and any material reports or inquiries received from regulators or governmental agencies.

•	Regularly report to the Board of Directors the conclusions of the Audit Committee with respect to the matters that the Audit Committee has considered.

•	Review and reassess the adequacy of this Charter annually and submit it to the Board of Directors for approval.

•	Ensure the rotation of the lead (or coordinating) audit partner (or, if required by the rules and regulations of the SEC, other employees of the independent auditors) having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.

•	Recommend to the Board of Directors policies (consistent with the rules and regulations of the SEC) for the Company’s hiring of employees or former employees of the independent auditors who participated in any capacity in the audit of the Company.

•	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

•	Discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

Meetings

The Audit Committee shall meet as often as it determines to be appropriate, but not less frequently than quarterly. The Audit Committee shall meet quarterly with management (including with the CFO and the General Counsel) and the independent auditors in separate executive sessions. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

Evaluation

The Audit Committee shall conduct an annual review of its performance and recommend changes to the Board of Directors as needed.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

MCG CAPITAL CORPORATION

FOR ANNUAL MEETING OF STOCKHOLDERS

June 12, 2006

The undersigned stockholder of MCG Capital Corporation (the “Company”) acknowledges receipt of the Notice of Annual Meeting of Stockholders of the Company and hereby appoints Bryan J. Mitchell, Steven F. Tunney, and Samuel G. Rubenstein, or any one of them, and each with full power of substitution, to act as attorneys and proxies for the undersigned to vote all the shares of common stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on June 12, 2006, at 1:30 p.m. Eastern Time at the Hyatt Arlington, 1325 Wilson Boulevard, Arlington, VA and at any adjournment thereof, as indicated on this proxy.

Please sign and date this proxy on the reverse side and return it in the enclosed envelope.

(CONTINUED ON REVERSE SIDE)

ANNUAL MEETING OF STOCKHOLDERS

MCG CAPITAL CORPORATION

JUNE 12, 2006

VOTE BY INTERNET -- www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE -- 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call

and then follow the instructions.

VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the postage-

paid envelope we have provided or return it to MCG Capital

Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

PLEASE DATE, SIGN AND MAIL YOUR

PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE!

Please Detach and Mail in the Envelope Provided

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 and 4

1. The election of the following two persons (except as marked to the contrary) as Directors who will serve as directors of MCG Capital Corporation until 2009, or until their successors are elected and qualified.	FOR ☐	WITHHOLD AUTHORITY ☐	Nominees: Jeffrey M. Bucher Kenneth J. O’Keefe	2. The ratification of the selection of the independent registered public accounting firm of Ernst & Young LLP as independent auditors for MCG Capital Corporation for the fiscal year ending December 31, 2006.	FOR ☐	AGAINST ☐	ABSTAIN ☐
INSTRUCTIONS: To withhold authority to vote for any individual, strike a line through his name on the list at right.

3. To consider and approve the 2006 Employee Restricted Stock Plan	FOR ☐	AGAINST ☐	ABSTAIN ☐	4. To consider and approve the 2006 Non-Employee Director Restricted Stock Plan	FOR ☐	AGAINST ☐	ABSTAIN ☐

5. To vote upon such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED BY
THE UNDERSIGNED BELOW; where no choice is specified, it will be voted
FOR Proposals 1, 2, 3 and 4 and in the discretion of the proxies with respect to matters described in Proposal 5.

SIGNATURE	DATE	SIGNATURE	DATE

IF HELD JOINTLY

IMPORTANT: Please sign exactly as your name appears on this proxy. For joint accounts, each joint owner should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If the signer is a corporation or partnership, please sign in full corporate or partnership name by a duly authorized officer or partner.